UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007 (December 12, 2007)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2007, the board of directors of JER Investors Trust Inc. (the “Company”) appointed J. Michael McGillis, 46, as Chief Financial Officer and Vice President of the Company.  Mr. McGillis joined the Company in 2006 as Vice President, in which capacity he has been responsible for finance and accounting functions.  Mr. McGillis has more than 20 years of diverse financial management experience, including serving as Vice President in Finance at Freddie Mac from September 2004  through January 2006, and Chief Financial Officer of Starcom Holdings from May 1999  through August 2003.  Mr. McGillis has also served in chief financial officer, portfolio management, corporate finance and audit manager capacities at AEW Capital Management, Robertson-Ceco Corporation and PricewaterhouseCoopers, respectively.

Tae-Sik Yoon, formerly the Chief Financial Officer of the Company, will remain as Executive Vice President of the Company and Chief Financial Officer of J.E. Robert Company, Inc., an affiliate of the Company’s manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: December 13, 2007	By:	/s/ Mark Weiss
	Name:	Mark Weiss
	Title:	President